Exhibit 99.1

CONTACT:
Ian Halifax	Anne Marie McCauley
Wind River	Wind River
Chief Financial Officer	Vice President, Investor Relations
+1.510.749.2155	+1.510.749.2551
ian.halifax@windriver.com	annemarie.mccauley@windriver.com

FOR IMMEDIATE RELEASE

Wind River Reports Second Quarter Fiscal Year 2008 Results

Financial Highlights for the Second Quarter of Fiscal Year 2008:

•	Reported revenues increased 15 percent year-over-year to $84.6 million

•	GAAP net income per diluted share increased 25 percent to $0.05

•	Non-GAAP net income per diluted share increased 9 percent to $0.12

ALAMEDA, Calif., August 30, 2007— Wind River Systems, Inc. (NASDAQ: WIND), the global leader in Device Software Optimization (DSO), today reported results for the second quarter of fiscal year 2008, ended July 31, 2007. Revenues for the second quarter of fiscal 2008 were $84.6 million, compared with $73.7 million reported in the second quarter of fiscal 2007, an increase of 15 percent.

GAAP Results: Net income for the second quarter of fiscal 2008 was $4.3 million, compared to net income of $3.1 million in the second quarter a year ago, an increase of 38 percent. Net income per diluted share for the quarter was $0.05, compared to $0.04 in the second quarter a year ago, an increase of 25 percent.

Non-GAAP Results: Non-GAAP net income for the second quarter of fiscal 2008 was $10.5 million, compared to non-GAAP net income of $9.2 million in the second quarter a year ago, an increase of 15 percent. Non-GAAP net income per diluted share for the quarter was $0.12, compared to $0.11 in the second quarter a year ago, an increase of 9 percent. A detailed reconciliation of GAAP to non-GAAP results is provided at the end of this release.

Deferred revenues as of July 31, 2007 were $115.4 million, compared to $101.7 million as of July 31, 2006, an increase of 13 percent. Cash, cash equivalents and investments totaled $223.2 million as of July 31, 2007.

“We are very pleased with our strong second quarter financial results, which reflect early returns on the strategic investments we have been making in products, sales execution and alliances,” said Ken Klein, chairman, president and chief executive officer of Wind River. “The momentum building in the market for our solutions drove the highest quarterly revenues we have achieved in six years while our focus on expense management fueled improved profitability.”

Financial Outlook

For the full fiscal year 2008 ending January 31, 2008, we expect the following financial targets:

•	Revenue is expected to be in the range of $325.0 million to $330.0 million.

•	GAAP net loss per share is expected to be in the range of $(0.05) to $(0.08).

•	Non-GAAP net income per share is expected to be in the range of $0.28 to $0.30.

For the third quarter fiscal 2008 ending October 31, 2007, we expect the following financial targets:

•	Revenue is expected to be in the range of $78.0 million to $80.0 million.

•	GAAP net loss per share is expected to be in the range of $(0.06) to $(0.07)

•	Non-GAAP net income per share is expected to be in the range of $0.03 to $0.04.

A reconciliation of GAAP to non-GAAP targets is provided at the end of this release.

Conference Call

Wind River will hold its quarterly conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its second quarter financial results, business highlights and outlook. The conference call may be accessed via webcast at http://ir.windriver.com or by calling +1.800.399.5927 in the United States or +1.706.643.3427 internationally.

A replay of the webcast can be accessed via Wind River’s web site at http://ir.windriver.com. Additionally, an audio replay of the conference call will be available through September 8, 2007 by calling +1.800.642.1687 in the United States or +1.706.645.9291 internationally (conference id required: 4213192).

Use of Non-GAAP Financial Information

This press release includes the following supplemental non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The presentation of this supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles. In addition, these measures may be materially different from non-GAAP financial measures used by other companies. Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. For a description of these non-GAAP financial measures, including the reasons management uses these measures, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the following sections of this release entitled “About Non-GAAP Financial Measures”, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Net Income (Loss) per Share Targets”. All non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP. Unless specified otherwise in this release, all references to GAAP and non-GAAP net income (loss) per share are calculated on a fully-diluted basis.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to expected revenues and GAAP and non-GAAP net income (loss) per share for the fiscal year ending January 31, 2008 and for the three-month period ending October 31, 2007, as well as general statements about our business and its direction. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes” and “estimates,” variations of such words and similar expressions are also intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein. Factors that could cause or contribute to such differences include but are not limited to, the success of Wind River’s implementation of its new and current products, business models and market strategies, the ability to address rapidly changing technology and markets and to deliver our products on a timely basis, the ability of our customers to sell products that include the company’s software, the impact of competitive products and pricing, weakness in the economy generally or in the technology sector specifically, the success of the company’s strategic relationships, the impact of other costs and the risk factors detailed in Wind River’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007, its Quarterly Reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. Wind River undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Wind River

Wind River is the global leader in Device Software Optimization (DSO). Wind River enables companies to develop, run and manage device software faster, better, at lower cost and more reliably. Wind River platforms are pre-integrated, fully standardized, enterprise-wide development solutions. They reduce effort, cost and risk and optimize quality and reliability at all phases of the device software development process, from concept to deployed product.

Founded in 1981, Wind River is headquartered in Alameda, California, with operations worldwide. To learn more, visit Wind River at www.windriver.com or call 1-800-872-4977.

Wind River Systems and the Wind River Systems logo are trademarks of Wind River Systems, Inc., and VxWorks and WIND RIVER are registered trademarks of Wind River Systems, Inc. Third party marks and brands are the property of their respective holders.

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2007	2006	2007	2006
Revenues, net:
Product	$31,993	$32,101	$60,189	$58,944
Subscription	30,228	24,184	59,053	45,844
Service	22,408	17,425	43,436	33,898

Total revenues, net	84,629	73,710	162,678	138,686

Cost of revenues (1):
Product	667	713	1,192	1,492
Subscription	4,270	3,825	8,758	7,827
Service	14,381	11,422	28,351	22,011
Amortization of purchased intangibles	620	379	1,205	512

Total cost of revenues	19,938	16,339	39,506	31,842

Gross profit	64,691	57,371	123,172	106,844

Operating expenses (1):
Selling and marketing	31,888	28,399	65,311	56,018
Product development and engineering	20,819	18,319	40,700	35,868
General and administrative	9,215	8,434	19,562	16,547
Amortization of other intangibles	160	33	272	128

Total operating expenses	62,082	55,185	125,845	108,561

Income (loss) from operations	2,609	2,186	(2,673)	(1,717)
Other income, net	1,967	1,508	3,908	2,759

Income before income taxes	4,576	3,694	1,235	1,042
Provision for income taxes	263	566	1,473	34

Net income (loss)	$4,313	$3,128	$(238)	$1,008

Net income (loss) per share:
Basic and diluted	$0.05	$0.04	$(0.00)	$0.01

Shares used in per share calculation:
Basic	86,151	85,548	85,713	85,660
Diluted	87,181	86,503	85,713	87,048
(1) Includes stock-based compensation expense as follows:

Cost of revenues:
Product	$19	$28	$34	$45
Subscription	435	328	794	673
Service	236	263	448	475

Total cost of revenues	690	619	1,276	1,193

Operating expenses:
Selling and marketing	1,562	1,383	2,982	2,827
Product development and engineering	1,044	1,390	2,227	2,491
General and administrative	2,231	2,278	4,379	4,527

Total operating expenses	4,837	5,051	9,588	9,845

Total stock-based compensation expense	$5,527	$5,670	$10,864	$11,038

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 31, 2007	January 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$90,698	$71,316
Short-term investments	26,420	38,959
Accounts receivable, net	62,568	74,763
Prepaid and other current assets	17,183	17,239

Total current assets	196,869	202,277

Investments	106,079	92,704
Property and equipment, net	76,440	74,997
Goodwill	113,505	108,354
Other intangibles, net	7,903	3,721
Other assets	16,832	16,512

Total assets	$517,628	$498,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,576	$7,131
Accrued and other current liabilities	19,326	15,892
Accrued compensation	20,876	20,093
Income taxes payable	1,150	1,376
Deferred revenues	104,452	112,161

Total current liabilities	155,380	156,653
Long-term deferred revenues	10,899	14,868
Other long-term liabilities	5,670	2,910

Total liabilities	171,949	174,431

Stockholders’ equity:
Common stock	90	88
Additional paid-in-capital	850,711	825,570
Treasury stock	(51,097)	(46,233)
Accumulated other comprehensive income (loss)	892	(1,867)
Accumulated deficit	(454,917)	(453,424)

Total stockholders’ equity	345,679	324,134

Total liabilities and stockholders’ equity	$517,628	$498,565

WIND RIVER SYSTEMS, INC

ABOUT NON-GAAP FINANCIAL MEASURES

In addition to the company’s condensed consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP, Wind River is providing in this release certain supplemental non-GAAP measures of financial performance. These non-GAAP financial measures include: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, see the following section of this release entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

The presentation of supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be materially different from non-GAAP financial measures used by other companies.

Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. Wind River excludes the following items from its non-GAAP financial measures:

Stock-based compensation expense. The company’s non-GAAP financial measures exclude stock-based compensation expense related to the grant of stock options, other related instruments and restricted stock issued in the Interpeak acquisition. While stock-based compensation is a significant expense affecting the company’s results of operations, management excludes stock-based compensation from its budget and operating decision-making processes because it believes that these non-cash expenses do not reflect the company’s ongoing operating results. Since stock-based compensation expense is excluded from non-GAAP financial measures, the company also excludes unamortized stock-based compensation in its computation of non-GAAP dilutive shares, which generally decreases the weighted number of buyback shares under the treasury stock method.

Amortization of purchased and other intangible assets. In accordance with GAAP, Wind River incurs expenses for the amortization of purchased and other intangibles resulting from prior acquisitions. These charges are not factored into management’s evaluation of potential acquisitions, or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges vary significantly based on the size and timing of our acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

Costs incurred for stock option review and related litigation. The company’s non-GAAP financial measures exclude costs incurred for its historical stock option review and the related litigation costs. These amounts are excluded because they are not related to the company’s ongoing business operating results.

Other costs. Wind River excludes amounts from non-GAAP financial measures related to restructuring costs (reversals), employer payroll taxes on stock option exercises and net losses on the sale of investments. The company excludes such costs because management believes that they are not related to the company’s core operating results and because the frequency and variability in the nature and amount of the charges can vary significantly from period to period.

Income tax related to non-GAAP items. In order to present full non-GAAP results, the company adjusts its provision for income taxes to reflect the tax effects of excluding the non-GAAP items noted above. In addition, the company excludes amounts in its non-GAAP financial measures related to the establishment or reversal of income tax valuation allowances as management believes that such amounts are not indicative of the company’s ongoing business operating results and they are not included in budget or planning processes.

All supplemental non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States.

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2007	2006	2007	2006
GAAP gross profit	$64,691	$57,371	$123,172	$106,844
Stock-based compensation	690	619	1,276	1,193
Amortization of purchased and other intangibles	620	379	1,205	512
Employer payroll taxes on stock option exercises	32	5	41	19

Non-GAAP gross profit	$66,033	$58,374	$125,694	$108,568

GAAP operating income (loss)	$2,609	$2,186	$(2,673)	$(1,717)
Stock-based compensation	5,527	5,670	10,864	11,038
Amortization of purchased and other intangibles	780	412	1,477	640
Costs incurred for stock option review and related litigation	605	223	1,664	223
Restructuring reversals	—	—	—	(98)
Employer payroll taxes on stock option exercises	197	16	239	100

Non-GAAP operating income	$9,718	$8,507	$11,571	$10,186

GAAP net income (loss)	$4,313	$3,128	$(238)	$1,008
Stock-based compensation	5,527	5,670	10,864	11,038
Amortization of purchased and other intangibles	780	412	1,477	640
Costs incurred for stock option review and related litigation	605	223	1,664	223
Restructuring reversals	—	—	—	(98)
Employer payroll taxes on stock option exercises	197	16	239	100
Net loss on sale of investments	—	—	50	—
Income tax related to non-GAAP adjustments	(908)	(281)	(411)	(989)

Non-GAAP net income	$10,514	$9,168	$13,645	$11,922

GAAP net income (loss) per diluted share	$0.05	$0.04	$(0.00)	$0.01
Stock-based compensation	0.06	0.07	0.12	0.13
Amortization of purchased and other intangibles	0.01	—	0.02	0.01
Costs incurred for stock option review and related litigation	0.01	—	0.02	—
Restructuring reversals	—	—	—	—
Employer payroll taxes on stock option exercises	—	—	—	—
Net loss on sale of investments	—	—	—	—
Income tax related to non-GAAP adjustments	(0.01)	—	—	(0.01)

Non-GAAP net income per diluted share	$0.12	$0.11	$0.16	$0.14

Shares used in GAAP per diluted share amounts	87,181	86,503	85,713	87,048
Adjustments to diluted shares related to non-GAAP items	855	271	1,865	291

Shares used in non-GAAP per diluted share amounts	88,036	86,774	87,578	87,339

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) PER SHARE TARGETS

(Unaudited)

	Three Months Ended October 31, 2007
GAAP net loss per diluted share range	$(0.07)	—	$(0.06)
Adjustments:
Stock-based compensation	0.07		0.07
Amortization of purchased and other intangibles	0.01		0.01
Other adjustments (1)	0.01		0.01
Income tax related to non-GAAP adjustments	0.01		0.01

Non-GAAP net income per diluted share range	$0.03	—	$0.04

	Twelve Months Ended January 31, 2008
GAAP net loss per diluted share range	$(0.08)	—	$(0.05)
Adjustments:
Stock-based compensation	0.27		0.27
Amortization of purchased and other intangibles	0.04		0.04
Other adjustments (1)	0.04		0.03
Income tax related to non-GAAP adjustments	0.01		0.01

Non-GAAP net income per diluted share range	$0.28	—	$0.30

(1)	Other adjustments include costs incurred for stock option review and related litigation, employer payroll taxes on stock option exercises and net loss on sale of equity investments.

The GAAP and non-GAAP net income per share targets provided above and elsewhere in this press release are estimates. Wind River’s future performance involves risks and uncertainties and the company’s actual results could differ materially from such estimates. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this release.